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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement (Number 333-32372) on Form S-1 of our report dated February 25, 2000, except for Note 6 the date of which is March 8, 2000, relating to the financial statements of Nogatech, Inc., which appear in such Prospectus.

We also consent to the references to our firm under the caption "Experts".


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
Tel Aviv, Israel                                  Kesselman & Kesselman
May 17, 2000                      Certified Public Accountants (Israel)
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